Exhibit 99.1

Marvell Technology, Inc. Declares Quarterly Dividend Payment

Santa Clara, Calif. (June 13, 2025) — Marvell Technology, Inc. (NASDAQ: MRVL), today announced a quarterly dividend of $0.06 per share of common stock payable on July 31, 2025 to shareholders of record as of July 11, 2025.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.

Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

For further information, contact:

Ashish Saran

Senior Vice President, Investor Relations

408-222-0777

ir@marvell.com